UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 27, 2022
Faraday Future Intelligent Electric Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)
(424) 276-7616
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 28, 2022, Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“FF” or the “Company”), with the approval of the Board of Directors of the Company (the “Board”), appointed Mazars USA LLP (“Mazars”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Mazars succeeds PricewaterhouseCoopers LLP (“PwC”), which stepped down as the Company’s independent registered accounting firm as of August 23, 2022. PwC’s decision that it was declining to seek re-appointment and related matters were previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 29, 2022, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a.Appointment of New Director

On October 27, 2022, the Board approved a resolution increasing the size of the Board from seven to eight members and appointed Chad Chen to serve as a member of the Company’s Board effective October 27, 2022. In connection with his appointment to the Board, Mr. Chen is expected to enter into the Company's standard form of indemnification agreement.

Mr. Chad Chen was appointed to the Board pursuant to an amendment dated October 22, 2022 (the “FF Top Voting Agreement Amendment”) to the Letter Agreement Regarding Advanced Approval, dated as of September 23, 2022, between the Company and FF Top. The FF Top Voting Agreement Amendment is described in more detail in the Company’s Current Report on Form 8-K filed with the SEC on October 25, 2022. Mr. Chen is a partner with the law firm of Yoka | Smith, LLP (“Yoka Smith”), where he has practiced since 2012. He represents national and multinational clients in both litigation and non-litigation matters. Mr. Chen’s litigation practice includes representing corporate clients in commercial and business disputes, product liability defense, and class action defense. His non-litigation practice encompasses contract management, counseling on business transactions and serving as outside general counsel in dealing with local, state, and federal agencies, including the U.S. Department of the Treasury, the U.S. Department of Commerce, United States International Trade Commission, and various tax authorities. Prior to joining Yoka Smith, Mr. Chen worked in-house at an alternative energy company and was an associate with Collins + Collins, LLP (formerly Collins Collins, Muir + Stewart LLP). He received his Juris Doctor degree from Southwestern Law School in Los Angeles, California and his Bachelor of Arts in Economics and Political Science from the University of California, Irvine.

Mr. Chen will receive compensation for his service as a non-employee director, as described under the heading "Executive and Director Compensation - Non-Employee Director Compensation Policy" in the Company’s Registration Statement on Form S-1/A filed with the SEC on October 7, 2022.

Except as described above, there are no other arrangements or understandings pursuant to which Mr. Chen was selected as a director, and Mr. Chen has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

a.Resignation of Director

On October 28, 2022, Brian Krolicki, an independent director of the Company provided notice of his intent to resign, effective immediately, as a member of the Board and from all other positions that he holds at the Company and its subsidiaries. In resigning, Mr. Krolicki reserved all rights, including but not limited to those rights set forth in (a) the organizational documents of the Company and any affiliate of the Company and (b) that certain Mutual Release, dated as of September 23, 2022, by and among (i) FFGP, (ii) controlled affiliates of FFGP, (iii) the executive committee members of FFGP, (iv) FF Top, (v) the Company, (vi) controlled affiliates of the Company, (vii) and the Directors (each as defined therein), including without limitation, Mr. Krolicki’s right to, and other Obligation of the Non-Director Parties (as defined therein) to deliver to Mr. Krolicki, the supplemental release concurrently with Mr. Krolicki’s resignation that is required under paragraph 11 thereof.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mazars as described in Item 4.01 is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
10.1	Press Release dated October 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: October 31, 2022	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer
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